UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 13, 2025, Carisma Therapeutics Inc. (the “Company”) will be posting an updated corporate presentation under “Corporate Presentation” on the “For Investors” section of the Company’s website (www.carismatx.com). The information contained in, or that can be accessed through, the Company’s website is not a part of this filing.

The updated corporate presentation contains information relating to the following:

CT-1119

The Company expects to initiate a Phase 1 clinical trial of CT-1119, a mesothelin-targeted CAR-Monocyte, in combination with tislelizumab, an anti-PD-1 antibody, in adult patients with mesothelin-positive solid tumors, in the first half of 2025. The Company anticipates enrolling in the trial up to 12 patients in China. CT-1119 will be administered in combination with tislelizumab once every three weeks for up to five cycles. The Phase 1 clinical trial is designed primarily to evaluate the safety and tolerability of CT-1119 in combination with tislelizumab, with secondary and additional analyses relating to objective response rate, pharmacokinetics and correlative studies. The Company anticipates reporting initial data from the Phase 1 clinical trial in the fourth quarter of 2025.

Liver Fibrosis Program

The Company plans to conduct preclinical development in its liver fibrosis program in 2025 sufficient to enable a regulatory submission in 2026 and, subject to receipt of regulatory clearance, initiate a Phase 1 clinical trial in 2026.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, initiation, enrollment, timing, and design of the Company’s planned clinical trials; timing of availability of data from the Phase 1 clinical trial of CT-1119; the timing of regulatory submissions; and other statements that are not historical fact. The words “continue,” “estimate,” “expect,” “may,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to initiate, enroll and advance its trials; risks associated with the Company’s ability to complete preclinical studies; the Company’s ability to obtain and maintain necessary regulatory approvals from regulatory authorities; changes in the macroeconomic environment or competitive landscape that impact the Company’s business; and other risks related to the Company’s business. For a discussion of these risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other recent filings with the Securities and Exchange Commission. Any forward-looking statements that are made in this press release speak as of the date of this press release. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: January 13, 2025		Steven Kelly
President and Chief Executive Officer